UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2025

MATERION CORPORATION

(Exact name of registrant as specified in its charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, Melissa A. Fashinpaur was appointed as the Chief Accounting Officer of Materion Corporation (the “Company”), effective June 1, 2025, reporting to Shelly M. Chadwick, the Company's Chief Financial Officer. Ms. Fashinpaur assumes the role of the Company’s principal accounting officer, which was previously held by Ms. Chadwick.

Ms. Fashinpaur, age 46, joined the Company as Vice President, Internal Audit in August 2022. Her role was expanded to include Compliance leadership in 2023. Prior to joining the Company, she served as a Principal in the Technology Risk practice at Ernst & Young LLP (a global network of firms delivering assurance, tax and consulting services for businesses) since 2016. Ms. Fashinpaur joined Ernst & Young in 2001 as an associate and held various positions of increasing responsibility during her tenure. She earned her bachelor's degree in management information systems and finance from Miami University.

As Chief Accounting Officer, Ms. Fashinpaur receives an annual base salary and is eligible to participate in the compensation and benefit programs of the Company, including its annual and long-term incentive plans, as well as other benefit plans and programs such as health and life insurance and retirement and severance benefits plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

May 22, 2025	By:	/s/ Shelly M. Chadwick
Shelly M. Chadwick
Vice President, Finance and Chief Financial Officer